UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

[X] Filed by Registrant

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X] Definitive Information Statement

SANTA FE FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

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SANTA FE FINANCIAL CORPORATION

1516 S. BUNDY DR., SUITE 200

LOS ANGELES, CALIFORNIA 90025

(310) 889-2500

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This Information Statement (“Information Statement”) is being furnished to the stockholders of record at the close of business on January 25, 2021 (“Record Date”) of Santa Fe Financial Corporation, a Nevada corporation (the “Company”, “us”, “we” or “our”), with respect to certain corporate actions (the “Corporate Actions”) taken by the written consent of the Company’s shareholders entitled to vote. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about January 29, 2021.

The purpose of this Information Statement is to notify the Company’s stockholders that, on November 23, 2020, our Board of Directors (the “Board”) and the holders of 1,170,570 shares of the Company’s common stock, with one (1) vote per share or an aggregate of approximately 87.4% of the voting power on matters submitted to the holders of the Common Stock, approved the Corporate Action by executing the Written Consent. The Corporate Actions approved by the written consent are as follows:

Action 1. Distribution of the assets of the Company and subsequent dissolution of the Company.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 25, 2021 ARE ENTITLED TO NOTICE OF THE ACTION. STOCKHOLDERS WHO HOLD IN EXCESS OF 51% OF THE VOTING POWER OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST 20 DAYS AFTER THE MAILING OF THIS INFORMATION STATEMENT.

There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement. The Board is not soliciting your proxy. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended. The Company has asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dated January 22, 2021	By Order of the Board of Directors

/s/ John V. Winfield
Chief Executive Officer

SANTA FE FINANCIAL CORPORATION

1516 S. bundy dr., SUITE 200

LOS ANGELES, CALIFORNIA 90025

(310) 889-2500

INFORMATION STATEMENT REGARDING CORPORATE ACTION TAKEN BY

WRITTEN CONSENT IN LIEU OF MEETING.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (“Information Statement”) is being furnished to holders of record of the common stock, par value $0.01 per share (the “Common Stock of Santa Fe Financial Corporation, a Nevada corporation (the “Company”, “us”, “we” or “our”), as of the close of business on January 25, 2021 (the “Record Date”) to advise them of the approval of certain actions (the “Corporate Actions”) by the written consent (“Written Consent”) of a majority of the votes entitled to vote on matters presented to the holders of our Common Stock. This Information Statement is first being mailed or furnished to the stockholders of the Company on or about January 29, 2021.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify stockholders of the Company, as of the close of business on the Record Date of the Corporate Action expected to be taken pursuant to the Written Consent. The Corporate Actions approved are:

Action 1. Distribution of the assets of the Company and subsequent dissolution of the Company.

Who was entitled to vote on the Corporate Action?

In order to approve the Corporate Action, the affirmative vote of a majority of the shares entitled to vote on matters submitted to the holders of the Common Stock was required and obtained.

How many votes does each one (1) share of Common Stock and Series X Preferred Stock have?

Each one (1) share of Common Stock has one (1) vote per share.

How many shares of Common Stock were outstanding on the Record Date?

On the Record Date, there were 1,339,310 shares of the Common Stock outstanding.

How many votes approved the Corporate Action?

On November 23, 2020, our Board of Directors (the “Board”) and the holders of 1,170,570 shares of the Company’s common stock, with one (1) vote per share, or an aggregate of approximately 87.4% of the voting power on matters submitted to the shareholders of the Company Stock, approved the Corporate Action by executing the Written Consent.

Who is entitled to notice of the Corporate Actions?

All holders of record of shares of the Common Stock on the close of business on the Record Date are entitled to notice of the Corporate Action.

What corporate matters did the Written Consent approve?

The Corporate Action below was approved by the holders of approximately 87.4% of the total issued and outstanding voting capital stock of the Company entitled to vote on matters submitted to the Common Stockholders on the Record Date:

Action 1. Distribution of the assets of the Company and subsequent dissolution of the Company.

What Provisions of Nevada Corporate Law and the Company’s bylaws allow the Written Consent to approve Corporate Actions?

Under Sections 228 of the General Corporation Law, as amended, of the State of Nevada, and in accordance with the Bylaws of the Company, all activities requiring approval by a vote of the Common Stockholders may be taken by obtaining the written consent and approval of more than 51% of the votes entitled to vote in lieu of a meeting of the stockholders. Because 87.4% of the votes entitled to cast a vote on the Record Date approved the Corporate Action by written consent, sufficient votes were received for approval.

No action by the minority stockholders in connection with the Corporate Action is required. This Information Statement is first being mailed on or about January 28, 2021 to the stockholders of record as of January 25, 2021, the Record Date and is being delivered to inform you of the Corporate Actions before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

When will the Corporate Actions be effective?

Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company. As such, the Corporate Actions will be effective approximately twenty (20) days after the Company mails this Information Statement to the Company’s stockholders.

Will the Company’s Stockholders be entitled to dissenters’ rights of appraisal in connection with the Corporate Actions?

No. Under Nevada law and the Company’s articles of incorporation and bylaws, no stockholder has any right to dissent to the Corporate Actions, and as such, the Company will not provide dissenters’ rights of appraisal.

Will there be a Stockholder Meeting in connection with the Corporate Actions?

No. The Corporate Actions have been approved by a majority of the votes entitled to vote, which is sufficient to approve the Corporate Actions.

Is the Company soliciting my proxy?

No. The Company is not soliciting any votes with regard to the Corporate Action. The Corporate Actions have been approved by 87.4% of the votes entitled to vote on the Corporate Actions, which is sufficient to approve the Corporate Actions. As such, your proxy is not being solicited and is not needed.

Who will pay the costs of this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Does any officer, director or director nominee of the Company have a substantial interest in the Corporate Action, other than his role as an officer, director or director nominee?

Yes, John V. Winfield, our CEO, directly owns 49,400 shares of our common stock, and he owns 1,721,468 shares of the common stock of The InterGroup Corporation, which owns 1,121,170 shares of our common stock. So, Mr. Winfield will benefit directly and indirectly from the Corporation Action.

How will the Information Statement be delivered to Stockholders Sharing an address?

In some instances, we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to Danfeng Xu, our Secretary, at (310) 889-2511 and requests in writing should be emailed to the Company at sxu@intgla.com. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 15 , 2021, certain information with respect to the beneficial ownership of Common Stock of the Company owned by those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

The InterGroup Corporation	1,121,170		83.7%
1516 S. Bundy Drive, Suite 200
Los Angeles, CA 90025

John V. Winfield	49,400		3.7%
1516 S. Bundy Drive, Suite 200
Los Angeles, CA 90025

The InterGroup Corporation and John V. Winfield as a group	1,170,570	(3)	87.4%

(1) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 1,339,310 shares of Common Stock issued and outstanding as of January 15, 2021.

(3) Pursuant to a Voting Trust Agreement dated June 30, 1998, InterGroup has the power to vote the 49,400 shares of Common Stock owned by Mr. Winfield. As President, Chairman of the Board and a 65.5% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup.

Security Ownership of Management.

The following table sets forth, as of January 15, 2021, certain information with respect to the beneficial ownership of Common Stock of the Company owned by (i) each Director and each of the named Executive Officers, and (ii) all Directors and Executive Officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

John V. Winfield	1,170,570	(3)	87.4%

Robert Dika	-	(4)	-

William J. Nance	-	(4)	-

Danfeng Xu	-		-

All Directors and Executive Officers as a Group (4 persons)	1,170,570		87.4%

(1) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 1,339,310 shares of Common Stock issued and outstanding as of January 15, 2021.

(3) John V. Winfield is the sole beneficial owner of 49,400 shares of Common Stock. InterGroup is the beneficial owner of 1,121,170 shares of Common Stock. As the President, Chairman of the Board and a 65.9% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power with respect to the shares of Santa Fe owned of record and beneficially by InterGroup.

(4) John C. Love is a 0.7% shareholder of InterGroup as well as a Director thereof. William J. Nance is a 1.8% shareholder of InterGroup as well as a Director thereof.

ACTION 1. Dissolution of Santa Fe Financial Corporation

The Corporate Action to distribute the assets of the Company and then liquidate the corporate entity was approved by the holders of approximately 87.4% of the total issued and outstanding voting capital stock of the Company entitled to vote on matters submitted to the Common Stockholders on the Record Date.

The terms of the dissolution are:

●	The assets of the Company consist of:

●	505,437 shares of Portsmouth Square, Inc. common stock with a per share price of $41.00 as of January 15, 2021
●	Cash in the approximate amount of $6.0 million (net of income taxes paid)
●	On the 20th calendar day following the date of mailing of this information statement, the holder of each share of Santa Fe common stock will receive 0.38 of a share of Portsmouth common stock and the amount of cash in the Company divided by 1,339,310 (the number of issued and outstanding shares of Santa Fe common stock).Subsequent to when the cash of the Company shall be distributed to all shareholders, net of tax liabilities, on a pro rata basis based upon number of shares of common stock of the Company owned by each shareholder on the date of liquidation pursuant to the plan of liquidation and dissolution attached hereto as Exhibit A. With respect thereto, when the Company stockholders will receive 0.38 shares of Portsmouth stock for each share of Company stock owned, they will receive cash in lieu of fractional Portsmouth shares.
●	The Company shall file a final U.S. Corporate Income Tax Return for the period ending on the date of liquidation, as well as file Form 966, Corporate Dissolution or Liquidation,” within 30 days of the liquidation.
●	However, with respect to third party shareholders, the transaction is expected to be treated as a taxable liquidation under section 331 of the IRS Code. Therefore, Santa Fe is expected to recognize built-in gain or loss on the assets distributed third party shareholders under Section 336 of the Code, and the third party shareholders are expected to recognize gain or loss on the cancellation of their shares equal to the difference between the fair market value of the assets received and their stock basis in Santa Fe. To the extent third party shareholders include non-U.S. persons, these shareholders are not expected to be subject to U.S. federal income tax unless Santa Fe is considered a U.S. real property holding corporation (“USRPHC”) under the Foreign Investment in Real Property Tax Act within five years preceding the date of the liquidation. A U.S. corporation is generally considered a USRPHC if at least 50 percent of its assets includes “U.S. Real Property Interests.” If Santa Fe is considered a USRPHC, then it is responsible for withholding 15% of the amount realized by the non-U.S. SHs on the liquidation.

The contact information for the Company is set forth on p. 1 of this information statement. The contact information for Portsmouth Square, Inc. is 1516 S. Bundy Drive, Suite 200, Los Angeles, California 90025 with a telephone number of (310) 889-2500. The business conducted by the Company has been ownership of real estate investment properties and indirect ownership through Portsmouth Square, Inc. of a hotel in San Francisco, CA, and Portsmouth Square, Inc., through a wholly owned subsidiary partnership, owns and operates a 544-room hotel property located at 750 Kearny Street, San Francisco California, known as the Hilton San Francisco Financial District (the “Hotel”) and related facilities including a five-level underground parking garage.

The terms of the transaction are set forth in the summary term sheet above, and no regulatory approvals are required for this transaction. No third party opinions, reports or appraisals have been received. There are no past contacts, transactions or negotiations between the parties during the periods for financials reported herein. Selected financial data under Item 301 of Regulation S-K is not required to be provided herein as both the Company and Portsmouth Square, Inc. are smaller reported companies and thus exempt from provision of this disclosure under Item 301(c). Pro forma selected financial data, and pro forma financial information are not provided as both the Company and Portsmouth Square, Inc. are exempt from the provision of such information under Item 301(c).

All information otherwise required by paragraph(b)(11) and (c) of Item 14 to Schedule 14A, which must be otherwise included in this information statement, is incorporated by reference to the Company’s and Portsmouth Square’s Annual Reports on Form 10-K, which are being furnished to and mailed to the Company’s shareholders along with this Schedule 14C.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John V. Winfield
Chief Executive Officer and Director

EXHIBIT A

CORPORATE PLAN OF LIQUIDATION AND DISSOLUTION

PLAN OF LIQUIDATION AND DISSOLUTION

OF

SANTA FE FINANCIAL CORPORATION

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the dissolution and liquidation of Santa Fe Financial Corporation, a Nevada corporation (the “Company”), in accordance with Section NRS 78.585. and other applicable provisions of the Nevada Business Corporation Law (the “Nevada BCL”).

1. Approval and Adoption of Plan. This Plan shall be effective when all of the following steps have been completed:

(a) Resolutions of the Company’s Board of Directors: The Company’s Board of Directors (the “Board”) shall have adopted a resolution or resolutions with respect to the following:

(i) the Board shall deem it advisable for the Company to be dissolved and liquidated completely. and

(ii) the Board shall approve this Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company.

(b) Adoption of this Plan by the Company’s Stockholders. This Plan, including the dissolution of the Company and those provisions authorizing the Board subject to Stockholder Approval, to proceed with the transfer to the Company’s creditors and stockholders, as appropriate, shall have been approved by the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon at a special or annual meeting of the stockholders of the Company called for such purpose by the Board. The date of such approval shall be referred to in this Plan as the “Approval Date.”

2. Dissolution and Liquidation Period. Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

(a) the filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution shall become effective (the “Effective Date”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

(b) the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 78.585;

(c) the negotiation and consummation of sales and conversion of all of the assets and properties of the Company into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d) the taking of all actions required or permitted under the dissolution procedures; and

(e) the 1) payment or making reasonable provision to pay all claims and obligations of the Company, if any, including all contingent, conditional or unmatured claims known to the Company; 2) making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and 3) making of such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company’s assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, notwithstanding the foregoing, the Company shall not be required to follow the procedures described in NBCL, and the adoption of the Plan by the stockholder of the Company as provided in Section above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the NBCL.

4. Authority of Officers and Directors.

(a) After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Nevada law. The Board may appoint officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company’s officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by the stockholders of the Company as provided in Section above shall constitute the approval by the Company’s stockholders of the Board’s authorization of the payment of any such compensation.

(b) The adoption of the Plan by the stockholders of the Company as provided in Section above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: i) to dissolve the Company in accordance with the laws of the State of Nevada and cause its withdrawal from all jurisdictions in which it is authorized to do business; ii) subject to Stockholder Approval, to proceed with the transfer of the Remaining Assets to the Company’s stockholders or otherwise to sell, dispose, convey, transfer and deliver all of the assets and properties of the Company; iii) to satisfy or provide for the satisfaction of the Company’s obligations; and iv) for the Board to distribute any properties and assets of the Company and all remaining funds pro rata to the stockholders of the Company’s common stock in accordance with the respective number of shares then held of record as of Effective Date.

4. Conversion of Assets Into Cash and/or Other Distributable Form.

(a) Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to v) collect all sums due or owing to the Company, vi) sell and convert into cash and/or other distributable form, all the remaining assets and properties of the Company, if any, and vii) out of the assets and properties of the Company, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section above, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan

(b) The adoption of the Plan by the stockholders of the Company as provided in Section above shall constitute full and complete authority, subject to Stockholder Approval, or for any sale, exchange or other disposition of the properties and assets of the Company contemplated by the Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all such contracts for sale, exchange or other disposition. The Company may invest in such interim assets as determined by the Board in its discretion, pending conversion to cash or other distributable forms.

4. Professional Fees and Expenses.

(a) It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws, as amended and/or restated, or the NBCL or otherwise.

(b) In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services, including accountants and tax advisors, to the Company subject to Stockholder Approval, and the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

5. Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including without limitation directors’ and officers’ liability coverage.

6. Liquidating Distributions.

(a) In the event Stockholder Approval is obtained, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution as provided in Section above and adoption of this Plan by the stockholders to the stockholders of record, at the close of business on such date, pro rata to stockholders of the Company’s common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company). Liquidation distributions shall be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any. Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and may determine; provided, however, that the Company shall complete the distribution of all its properties and assets to its stockholders as provided in this Section as soon as practicable following the filing of its Certificate of Dissolution with the Secretary of State of the State of Nevada and in any event on or prior to the tenth anniversary of the Approval Date (the “Final Distribution Date”).

(b) If and to the extent deemed necessary, appropriate or desirable by the Board in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and other obligations of the Company (a “Contingency Reserve”), including, without limitations, viii) tax obligations, ix) all expenses of the sale of the Company’s property and assets, if any, x) the salary, fees and expenses of members of the Board, management and employees, xi) expenses for the collection and defense of the Company’s property and assets, xii) the expenses described in Sections , and above and xiii) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs. Any unexpended amounts remaining in a Contingency Reserve shall be distributed to the Company’s stockholders no later than the Final Distribution Date.

(b) As provided in Section below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. Subject to Stockholder Approval, the adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the making by the Board of all distributions contemplated in this Section.

4. Liquidating Trusts. The Board may, but is not required to, establish a Liquidating Trust (the “Liquidating Trust”) and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. The trustees shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

5. Unallocated Stockholders. Any cash or other property held for distribution to stockholders of the Company who have not, at the time of the final liquidation distribution, whether been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company with respect thereto shall be satisfied and exhausted. In no event shall any of such assets revert to or become the property of the Company.

6. Amendment, Modification or Abandonment of Plan. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all actions contemplated thereunder, including the proposed dissolution of the Company, notwithstanding stockholder approval of the Plan, to the extent; provided, however, that the Board shall not abandon the Plan following the filing of the Certificate of Dissolution without first obtaining stockholder consent. Upon the abandonment of the Plan, the Plan shall be void.

7. Cancellation of Stock and Stock Certificates.

(a) After known liabilities of the Company have been paid to the full extent possible, and the remaining assets of the Company, if any, have been distributed to the stockholders, the stockholders shall surrender any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder’s status as a stockholder or as a creditor of the Company.

(b) Following the filing of a Certificate of Dissolution of the Company, the Company’s share transfer books shall be closed and the Company’s capital stock and stock certificates evidencing the Company’s capital stock will be treated as no longer being outstanding.

8. Filing of Tax Forms. The appropriate officers of the Company are authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

EXHIBIT B RESOLUTIONS OF THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS OF SANTA FE FINANCIAL CORPORATION

IT IS HEREBY RESOLVED that the Board of Directors and Shareholders of the Company have determined it is in the best interests of its shareholders to liquidate and distribute the assets of the Company to its shareholders and dissolve the Company (the “Dissolution”); and it is hereby

FURTHER RESOLVED that the officers of the Company shall draft and file a preliminary and definitive Schedule 14C with the SEC with regard to the Dissolution, in substantially the form submitted to the Board of Directors as of the date hereof and to take all such other steps required included mailing of the Definitive Schedule 14C to its shareholders and all other related requirements set forth in federal and Nevada law and regulation; and it is hereby

FURTHER RESOLVED that the officers of the Company shall take all steps necessary to effect the Dissolution, including, but not limited to:

(a) the filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution shall become effective (the “Effective Date”), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

(b) the cessation of all of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 78.585;

(c) the negotiation and consummation of sales and conversion of all of the assets and properties of the Company into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d) the taking of all actions required or permitted under the dissolution procedures; and

(e) the 1) payment or making reasonable provision to pay all claims and obligations of the Company, if any, including all contingent, conditional or unmatured claims known to the Company; 2) making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and 3) making of such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution; and it hereby

FURTHER RESOLVED that each of the officers of the Company is, and they hereby are authorized to execute and delivery any such documents and take all actions necessary to consummate the transactions contemplated by the above resolutions.